UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2005
MDI, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 Datapoint Drive		78229
San Antonio, Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (210) 582-2664
American Building Control, Inc.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (i) On August 23, 2005, Grant Thornton LLP (“Grant Thornton”) notified MDI, Inc. (the “Company”) that it will decline to stand for reappointment as our independent registered public accounting firm for the year ending December 31, 2005. Effective at the earlier of November 15, 2005, the date the Company anticipates filing its Form 10-QSB for the quarter ended September 30, 2005 with the Securities and Exchange Commission (“SEC”), or the appointment of a new independent registered public accounting firm by the audit committee of the Company’s board of directors, Grant Thornton will no longer be the Company’s independent registered public accounting firm of record.
     (ii) The Company’s audit committee has commenced a search for a new independent registered public accountant, and has received proposals from other accounting firms, which are currently under evaluation.
     (iii) Grant Thornton performed audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003. Grant Thornton’s reports did not contain an adverse opinion or disclaimer of opinion.
     (iv) During the fiscal years ended December 31, 2004 and 2003 and through June 30, 2005, (i) there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports for such year, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
     (v) The Company will file an amended Form 8-K as required by SEC rules on the effective date of Grant Thornton’s resignation.
     (vi) The Company provided Grant Thornton with a copy of this Form 8-K prior to its filing with the SEC and requested Grant Thornton to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Grant Thornton ‘s letter to the SEC, dated August 26, 2005.
Item 9.01 Exhibits
16.1	Letter of Grant Thornton LLP, dated August 26, 2005, addressed to the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 29, 2005	MDI, Inc.
	By:	/s/ Richard A. Larsen

Richard A. Larsen Senior Vice President and Secretary